SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ENVIROSOURCE, INC

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 5/11/98          300,000-            1.8750*
                                 5/08/98        1,925,000             1.7500
          GABELLI INTERNATIONAL LTD
                                 5/11/98          300,000             1.8750*
          GAMCO INVESTORS, INC.
                                 5/07/98            9,000             2.0017
                                 4/28/98           10,000-            2.0859
                                 3/18/98           10,000             2.4375
                                 3/12/98           10,000             2.5156
                                 3/11/98            5,000             2.3125
                                 3/11/98            5,000             2.3750
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 5/08/98            2,000             1.8125




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ.

          (2) PRICE EXCLUDES COMMISSION.

           *  CROSS TRANSACTION